EXHIBIT 99.1

Stamps.com Investor Contact:	Press Contact:
Stamps.com Investor Relations	Brew PR
(310) 482-5830	(310) 600-7160
http://investor.stamps.com	dena@brewpr.com

STAMPS.COM ANNOUNCES FOURTH QUARTER 2010 RESULTS

Non-GAAP diluted earnings per share up 69% to $0.30, highest level in the Company's history

LOS ANGELES – February 10, 2011 – Stamps.com® (Nasdaq:STMP), the leading provider of postage online and shipping software solutions, today announced results for the fourth quarter ended December 31, 2010.

For the fourth quarter:

•	PC Postage revenue, excluding the enhanced promotion channel, was $19.3 million, up 11% from the fourth quarter of 2009.

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Total PC Postage revenue, including the enhanced promotion channel (which consists of online programs where additional promotions are provided directly by marketing partners), was $20.3 million, up 8% from the fourth quarter of 2009.

•	PhotoStamps revenue was $2.4 million, a decrease of 17% versus the fourth quarter of 2009.

•	Including the decline in PhotoStamps, total revenue was $22.7 million, up 5% compared to the fourth quarter of 2009.

•	PC Postage gross margin was 76.8%, PhotoStamps gross margin was 23.7% and total gross margin was 71.1%.

•
GAAP net loss was $0.3 million or $0.02 per fully diluted share. This includes $0.6 million in stock-based compensation expense, a $0.6 million asset write-off and $3.4 million in dividend-related compensation expense.

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Excluding the stock-based compensation expense, asset write-off and dividend-related compensation expense, non-GAAP income from operations was $4.1 million, non-GAAP net income was $4.4 million and non-GAAP net income per fully diluted share was $0.30.

“For the quarter, our non-GAAP earnings per share was up by 69%, and this was the highest level of quarterly non-GAAP earnings per share we have generated in the Company’s history,” said Ken McBride, Stamps.com president and CEO. “We continue to see strong results across-the-board, including our small business, enterprise and high volume shipping segments. As we enter 2011, we are well positioned to continue making progress in each of these business areas.”

Fourth Quarter 2010 Detailed Results

Stamps.com reported fourth quarter 2010 GAAP net loss of $0.3 million. On a per share basis, total fourth quarter 2010 GAAP net loss was $0.02 based on basic shares outstanding of 14.4 million.  Fourth quarter 2010 GAAP net loss included $0.6 million of stock-based compensation expense, a $0.6 million asset write-off related to the Company's billing system and $3.4 million of compensation expense related to the special dividend and its impact on employee stock options. Non-GAAP and GAAP amounts are reconciled in the following table:

Fourth Quarter Fiscal 2010
All amounts in millions except	Non-GAAP	Stock-Based	Asset	Dividend	GAAP
per share or margin data:	Amounts	Comp. Exp.	Write-Off	Related Exp.	Amounts

Cost of Sales	$6.21	$0.05	$-	$0.28	$6.54
Research & Development	2.00	0.12	-	0.71	2.83
Sales & Marketing	7.58	0.17	-	0.83	8.59
General & Administrative	2.78	0.30	-	1.62	4.69
Total Expenses	18.56	0.65	-	3.44	22.65

Gross Margin	72.6%	(0.2%)	--	(1.2%)	71.1%

Income (Loss) from Operations	4.12	(0.65)	-	(3.44)	0.03
Asset Write-Off	-	-	(0.63)	-	(0.63)
Interest and Other Income	0.14	-	-	-	0.14
Pre-Tax Income (Loss)	4.25	(0.65)	(0.63)	(3.44)	(0.47)

Provision for Income Taxes	0.19	-	-	-	0.19

Net Income	$4.44	$(0.65)	$(0.63)	$(3.44)	$(0.28)

On a diluted per share basis	$0.30	$(0.04)	$(0.04)	$(0.24)	$(0.02)

Shares used in per share calculation	14.57	14.42	14.42	14.42	14.42

Excluding the stock-based compensation expense, asset write-off and dividend-related compensation expense, fourth quarter 2010 non-GAAP net income was $4.4 million or $0.30 per fully diluted share based on fully diluted shares outstanding of 14.6 million. This compares to fourth quarter 2009 non-GAAP net income of $2.9 million and non-GAAP net income per fully diluted share of $0.18.  Thus, non-GAAP fourth quarter 2010 diluted earnings per share increased by 69% compared to the same quarter last year.

Fiscal 2010 Detailed Results

Total 2010 revenue was $85.5 million, an increase of 4% versus revenue of $82.1 million in 2009. Total 2010 PC Postage revenue, including service revenue, store revenue and insurance revenue, was $78.4 million, up 6% versus PC Postage revenue of $73.6 million in 2009.  Excluding the enhanced promotion channel, PC Postage revenue in 2010 was $73.8 million, up 10% versus $67.4 million in 2009. Total 2010 PhotoStamps revenue was $7.2 million, down 16% versus PhotoStamps revenue of $8.5 million in 2009.

Total 2010 GAAP net income was $5.5 million, including approximately $2.8 million of stock-based compensation expense; a $0.6 million asset write-off; $3.4 million of dividend-related compensation expense; $5.2 million of legal settlements and reserves; and a $4.0 million non-cash income tax benefit resulting from the reversal of a portion of the Company’s deferred tax asset valuation allowance. On a per share basis, total 2010 GAAP net income was $0.38 based on fully diluted shares outstanding for the year of 14.7 million.  Non-GAAP and GAAP amounts are reconciled in the following table:

Fiscal Year 2010					Legal
All amounts in millions except	Non-GAAP	Stock-Based	Asset	Dividend	Settlements	Income Tax	GAAP
per share or margin data:	Amounts	Comp. Exp.	Write-Off	Related Exp.	& Reserves	Benefit	Amounts

Cost of Sales	$23.15	$0.25	$-	$0.28	$-	$-	$23.68
Research & Development	8.14	0.57	-	0.71	-	-	9.42
Sales & Marketing	29.61	0.73	-	0.83	-	-	31.17
General & Administrative	11.69	1.29	-	1.62	-	-	14.59
Legal Settlements & Reserves	-	-	-	-	5.21	-	5.21
Total Expenses	72.59	2.84	-	3.44	5.21	-	84.08

Gross Margin	72.9%	(0.3%)	-	(0.3%)	-	-	72.3%

Income (Loss) from Operations	12.96	(2.84)	-	(3.44)	(5.21)	-	1.47
Asset Write-Off	-	-	(0.63)	-	-	-	(0.63)
Interest and Other Income	0.76	-	-	-	-	-	0.76
Pre-Tax Income (Loss)	13.71	(2.84)	(0.63)	(3.44)	(5.21)	-	1.59

Provision for Income Taxes	(0.03)	-	-	-	-	3.98	3.95

Net Income	$13.68	$(2.84)	$(0.63)	$(3.44)	$(5.21)	$3.98	$5.53

On a diluted per share basis	$0.93	$(0.19)	$(0.04)	$(0.23)	$(0.35)	$0.27	$0.38

Shares used in per share calculation	14.68	14.68	14.68	14.68	14.68	14.68	14.68

Excluding the stock-based compensation expense, asset write-off, dividend-related compensation expense, legal settlements and reserves and income tax benefit, 2010 non-GAAP net income was $13.7 million.  On a per share basis, 2010 non-GAAP net income per fully diluted share was $0.93 based on 2010 fully diluted shares outstanding of 14.7 million. This compares to 2009 non-GAAP net income per fully diluted share of $0.62. Thus, non-GAAP 2010 diluted earnings per share increased by 51% compared to 2009.

Share Repurchase

During 2010 the Company repurchased a total of 1.5 million shares for a total cost of $13.8 million. The Company did not repurchase any shares during the fourth quarter of 2010.  On February 3, 2011, the Board of Directors approved a new share repurchase plan effective upon the expiration of the current plan on February 15, 2011, authorizing the Company to repurchase up to 1.0 million shares of Stamps.com stock during the next six months.

The timing of share purchases, if any, and the number of shares to be bought at any one time will depend on market conditions and also will depend on the Company’s assessment of risk that its net operating loss asset could be impaired if such a repurchase were undertaken. Share purchases may be made from time-to-time on the open market or in negotiated transactions at the Company's discretion in compliance with Rule 10b-18 of the United States Securities and Exchange Commission. The Company's purchase of any of its shares may be subject to limitations imposed on such purchases by applicable securities laws and regulations and the rules of the Nasdaq Stock Market.

Dividend

During the fourth quarter, the Company completed a $2.00 per share special dividend to shareholders. The total amount of cash distributed in the dividend payment was $28.9 million based on 14.5 million shares outstanding as of the November 11, 2010 record date. The Company also incurred compensation expense of $3.4 million in the fourth quarter related to the special dividend and its effect on employee stock options.

The Company currently estimates that approximately $1.87 of the $2.00 special dividend will qualify as a tax-free return of capital, with the remaining amount treated as a taxable dividend. The final tax classification will be reflected on the form 1099-DIV provided to shareholders. Shareholders are encouraged to consult with their own tax and financial advisors regarding the implications of this dividend on their individual circumstances.

The Company has returned approximately $253 million to its shareholders since 2002 through special dividends and share repurchases. Total special dividends now represent approximately $107 million including a $78 million special dividend paid in 2004 and the $29 million special dividend paid in 2010. In addition, the Company has spent approximately $146 million repurchasing its shares since 2002. Through its share repurchases, the Company has reduced its current split-adjusted total shares outstanding by approximately 45% compared to the total shares outstanding at the beginning of 2002.

Net Operating Loss (NOL) Update

Stamps.com currently has approximately $225 million in Federal NOLs and $145 million in State NOLs. The Company estimates that as of December 31, 2010, its ownership shift was approximately 22% compared with the 50% level that could trigger impairment of its NOL asset under Internal Revenue Code Section 382 rules. As part of its ongoing program to preserve future use of Stamps.com's NOL asset, the Company requests that any shareholder contemplating becoming a 5% shareholder contact the Company before doing so.

Business Outlook

Stamps.com currently expects total 2011 revenue to be in a range between $82.5 to $92.5 million. 2011 GAAP net income per share is expected to be in a range between $0.65 to $0.85, including approximately $3 million of stock-based compensation expense. Excluding the stock-based compensation expense, non-GAAP 2011 net income per fully diluted share is expected to be in a range between $0.85 to $1.05.

Company Customer Metrics

A complete set of the quarterly customer metrics for the past five fiscal years is available at http://investor.stamps.com (under a tab on the left side called Company Information, Metrics).

Quarterly Conference Call

The Stamps.com financial results conference call will be web cast today at 5:00 p.m. Eastern Time and may be accessed at http://investor.stamps.com. The Company plans to discuss its business outlook during the conference call. Following the conclusion of the web cast, a replay of the call will be available at the same website.

About Stamps.com and PhotoStamps

Stamps.com (Nasdaq: STMP) is a leading provider of Internet-based postage services. Stamps.com’s service enables small businesses, enterprises, advanced shippers, and consumers to print U.S. Postal Service-approved postage with just a PC, printer and Internet connection, right from their home or office. The Company currently has PC Postage partnerships with Avery Dennison, Microsoft, HP, Office Depot, the U.S. Postal Service and others.

PhotoStamps is a patented Stamps.com product that couples the technology of PC Postage with the simplicity of a web-based image upload and order process. Customers may create full custom PhotoStamps with their own digital photograph, or they may choose a licensed image from one of many PhotoStamps collections such as the collegiate collection. Stamps.com currently has PhotoStamps partnerships with Apple, Google/Picasa, HP/Snapfish, Adobe and others.

Non-GAAP Measures

To supplement the Company’s condensed financial statements presented in accordance with GAAP, Stamps.com uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP income from operations, non-GAAP pre-tax income, non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP gross margin. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the financial tables on page 2 and 3 of this press release.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude stock-based compensation, asset write-offs, dividend-related compensation expense, legal settlements and reserves, and income tax adjustments, when viewed with GAAP results and the accompanying reconciliation, enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management’s internal comparison of the Company’s financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Important factors, including the Company's ability to complete and ship its products, maintain desirable economics for its products and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com, the Stamps.com logo and PhotoStamps are trademarks or registered trademarks of Stamps.com Inc. All other brands and names are property of their respective owners.

STAMPS.COM INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months ended December 31,		Twelve Months ended December 31,
	Unaudited	Unaudited	Unaudited
	2010	2009	2010	2009
Revenues:
Service	$16,428	$15,450	$64,607	$61,372
Product	3,107	2,920	11,725	10,653
Insurance	741	422	2,023	1,598
PhotoStamps	2,396	2,877	7,162	8,485
Other	5	9	27	16
Total revenues	22,677	21,678	85,544	82,124
Cost of revenues:
Service	3,338	3,064	13,282	11,869
Product	1,124	1,073	4,337	3,989
Insurance	251	130	641	494
PhotoStamps	1,829	2,198	5,424	6,562
Total cost of revenues	6,542	6,465	23,684	22,914
Gross profit	16,135	15,213	61,860	59,210
Operating expenses:
Sales and marketing	8,590	8,086	31,174	31,735
Research and development	2,826	2,075	9,420	8,699
General and administrative	4,689	3,000	14,590	12,961
Legal settlements and reserves	-	-	5,211	-
Total operating expenses	16,105	13,161	60,395	53,395
Income from operations	30	2,052	1,465	5,815
Non-operating asset write-off	(634)	-	(634)	-
Interest and other income, net	136	119	756	916
Income (loss) before taxes	(468)	2,171	1,587	6,731
Income tax expense (benefit)	(185)	(1)	(3,945)	554
Net income (loss)	$(283)	$2,172	$5,532	$6,177
Net income (loss) per share:
Basic	$(0.02)	$0.14	$0.38	$0.38
Diluted	$(0.02)	$0.14	$0.38	$0.38
Weighted average shares outstanding:
Basic	14,417	15,764	14,529	16,238
Diluted	14,417 *	15,897	14,685	16,369

* Common equivalent shares are excluded from the diluted earnings per share calculation as their effect is anti-dilutive

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	Unaudited
	December 31,	December 31,
	2010	2009

ASSETS
Cash and investments	$35,299	$71,745
Accounts receivable	4,868	4,367
Other current assets	4,015	3,288
Property and equipment, net	1,694	2,102
Intangible assets, net	885	498
Deferred tax assets	7,650	3,671
Other assets	3,031	3,587
Total assets	$57,442	$89,258

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued expenses	$9,011	$9,583
Deferred revenue	4,193	4,070
Total liabilities	13,204	13,653

Stockholders' equity:
Common stock	47	47
Additional paid-in capital	608,522	630,322
Treasury Stock	(118,151)	(104,344)
Accumulated deficit	(446,603)	(450,214)
Unrealized gain (loss) on investments	423	(206)
Total stockholders' equity	44,238	75,605
Total liabilities and stockholders' equity	$57,442	$89,258